Exhibit 99.1

Investor Contacts:	Company Contact:
Erica Abrams, Annie Palmore	Susan Richards
the blueshirt group for Altiris	Altiris, Inc
415-217-7722	801-805-2783
erica@blueshirtgroup.com	srichards@altiris.com
annie@blueshirtgroup.com

Altiris Reports First Quarter 2003 Financial Results

Salt Lake City, Utah, April 23, 2003 – Altiris, Inc. (Nasdaq: ATRS), a leader in systems management solutions that reduce the total cost of owning information technology (IT), today announced financial results for the first quarter ended March 31, 2003.

For the first quarter of 2003, the Company reported total revenue of $20.8 million, including approximately $1.0 million in revenue associated with the Microsoft Management Summit (“the MMS”). Excluding the MMS, the Company reported revenue of $19.8 million, an increase of 71% over the first quarter of 2002, and 9% over the fourth quarter of 2002. The Company reported net income of $2.5 million, or $0.11 per diluted share, which compares to a net loss of $15.0 million, or $1.63 per share (including a $13.2 million preferred stock dividend), reported in the first quarter of 2002, and net income of $1.6 million, or $0.07 per diluted share, reported in the fourth quarter of 2002.

On a pro forma basis, the Company reported net income of $1.9 million, or $0.09 per diluted share, for the first quarter of 2003, excluding non-cash charges of $148,000 related to amortization of acquired intellectual property, $23,000 of amortization of intangible assets, and $332,000 in stock-based compensation, offset by applying a normalized estimated effective tax rate of 38%. This compares to a pro forma net loss of $92,000, or $0.01 per share, reported in the first quarter of 2002, and pro forma net income of $1.5 million, or $0.07 per diluted share, reported in the fourth quarter of 2002.

The Company reported license revenue of $12.8 million, representing a 75% increase over the first quarter of 2002 and an 8% increase over the fourth quarter of 2002. Service revenue for the first quarter of 2003, excluding the MMS, was $7.0 million, a 63% increase over the first quarter of 2002 and a 13% increase over the fourth quarter of 2002. The Company closed the quarter with $71.2 million in cash and marketable securities.

Revenue from international operations for the first quarter of 2003 represented 38% of total revenue as compared to 26% for the first quarter of 2002. The Company attributed this increase to strong sales performance outside of the U.S. in the first quarter of 2003. In addition, the Company changed its estimate for returns on international sales. Through December 31, 2002, the Company did not recognize revenue on international sales until the customers’ return rights had lapsed. Beginning January 1, 2003, the Company no longer defers revenue recognition until the return rights lapse, but rather estimates product returns on international sales based on historical return experience which is similar to the Company’s policy for domestic sales. The effect of this change was an increase of $918,000 in license revenue in the first quarter of 2003.

“We are pleased with our financial performance and sales execution in the first quarter, despite a challenging market environment for many software companies,” commented Greg Butterfield, president and chief executive officer of Altiris. “We reported solid growth in both license and service revenue, enhanced our product capabilities with the release of several major product updates, and conducted a successful customer education event and customer advisory council meeting in conjunction with the MMS.

“Also during the quarter, we continued to capitalize on our investment in supporting our channel relationships, and experienced considerable activity through all channels, notably HP and Dell. We closed 30 deals greater than $100,000 and continued to advance our strategic relationships in order to broaden our product capabilities across the full range of IT lifecycle management and extend our market reach.

“Looking ahead, we are optimistic about our long-term position in the market. We plan to continue to execute on our sales and financial objectives while also pursuing new markets and solutions in order to drive incremental growth. We have recently announced our intention to develop a patch management solution to address a heightened focus on data security and an increasing need for automated software updates. We believe that Altiris continues to offer one of the industry’s most comprehensive, heterogeneous solutions for IT lifecycle management,” concluded Butterfield.

Earnings Call Information

Altiris, Inc. will broadcast a conference call discussing the company’s first quarter results on Wednesday, April 23, 2003 starting at 5:00 p.m. Eastern Time. A live webcast of the call will be available on the Investor Relations section of the company’s web site at www.altiris.com. For those unable to listen to the live webcast, a replay of the call will also be available on the Altiris web site, or by dialing 800-405-2236 and entering passcode 534576.

Pro Forma Financial Measures

In this earnings release and during our earnings conference call and webcast to be broadcast on April 23, 2003 as described above, we use or plan to discuss certain pro forma financial measures, which may be considered non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States, or GAAP. A reconciliation between pro forma and GAAP measures can be found in the accompanying tables and on the Investor Relations Section of our website at www.altiris.com. We believe that, while these pro forma measures are not a substitute for GAAP results, they provide the best basis for evaluating the Company’s cash requirements for ongoing operating activities. These pro forma measures have been reconciled to the nearest GAAP measure as is now required under new SEC rules regarding the use of non-GAAP financial measures. We compute pro forma net income by adjusting GAAP net income for amortization of acquisition-related intellectual property, intellectual property, amortization of other acquired intangible assets such as customer lists and work force and stock-based compensation.

About Altiris

Altiris, Inc. offers a full line of Web-enabled solutions that empower organizations to easily manage desktops, notebooks, handhelds and servers throughout the IT lifecycle. Altiris provides fully integrated, complete systems management solutions for client and mobile, asset, and server management. Altiris’ vision is to automate, simplify, and reduce the cost and complexity of IT lifecycle management with a rapid return on investment. For more information, visit www.altiris.com.

Note on Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including but not limited to statements regarding our long-term market position, our ability to execute on sales and financial objectives while pursuing new markets and solutions, our intention to develop a patch management solution, and our market opportunity and performance expectations. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ, including, but not limited to, our limited operating history and history of losses, fluctuations in our future quarterly operating results, any deterioration of our relationships with HP, Dell, Microsoft and other OEMs, VARs, systems integrators, and direct sales channels, our inability to compete effectively in the market, a general downturn in economic conditions, adverse changes in IT spending trends, our failure to expand our distribution channels and customer base, the length and complexity of our product sales cycle, increased competition, difficulties and delays in product development, reduced market acceptance of our products and services, our failure to continue to meet the sophisticated and changing needs of our customers, risks inherent in doing business internationally, and such other risks as identified in our Annual Report on Form 10-K for the period ended December 31, 2002, as filed with the Securities and Exchange Commission and all subsequent filings, which contain and identify important factors that could cause the actual results to differ materially from those contained in our projections or forward-looking statements.

Altiris, Inc.

Consolidated Statements of Operations

(Unaudited)

(in 000’s except per share data)

	Three Months Ended March 31,
	2003	2002
Revenue:
Software	$12,811	$7,281
Services	8,033	4,281

Total revenue	20,844	11,562

Cost of revenue:
Software	199	152
Amortization of acquired IP	148	1,113
Services	2,491	812

Total cost of revenue	2,838	2,077

Gross profit	18,006	9,485

Operating expenses:
Sales and marketing	8,212	5,548
Research and development	5,374	3,511
General and administrative	1,802	1,436
Amortization of intangible assets	23	25
Stock-based compensation	332	537

Total operating expenses	15,743	11,057

Income (loss) from operations	2,263	(1,572)

Other income (expense), net	358	(252)

Income (loss) before income taxes	2,621	(1,824)

Provision for income taxes	(137)	—

Net income (loss)	$2,484	$(1,824)

Deemed preferred shareholder dividend	—	(13,200)

Net income (loss) for common shares	$2,484	$(15,024)

Basic net income (loss) per share	$0.12	$(1.63)

Diluted net income (loss) per share	$0.11	$(1.63)

Basic shares	20,491	9,211

Diluted shares	22,182	9,211

PRO FORMA ADJUSTMENTS

GAAP income (loss) before income taxes	$2,621	$(1,824)
Add back:
Amortization of acquired IP	148	1,113
Amortization of intangible assets	23	25
Stock-based compensation	332	537

Pro forma income (loss) before income taxes	$3,124	$(149)

Pro forma provision (benefit) for income taxes (38%)	(1,187)	57

Pro forma net income (loss)	$1,937	$(92)

Pro forma net income (loss) per share:
Basic	$0.09	$(0.01)

Diluted	$0.09	$(0.01)

Shares used to compute pro forma net income (loss) per share:
Basic	20,491	9,211

Diluted	22,182	9,211

Altiris, Inc.

Consolidated Balance Sheets

(in 000’s)

	March 31, 2003	December 31, 2002
ASSETS	(Unaudited)
Current assets:
Cash and marketable securities	$71,189	$72,931
Accounts receivable, net	16,076	11,856
Prepaid expenses and other current assets	876	1,069

Total current assets	88,141	85,856
Property and equipment, net	3,246	3,035
Intangible assets, net	687	849
Other assets	96	93

Total Assets	$92,170	$89,833

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of capital lease obligations	$987	$871
Current portion of note payable	—	144
Accounts payable	1,668	1,311
Accrued salaries and benefits	2,537	3,232
Other accrued expenses	1,999	3,599
Deferred revenue	11,553	11,346

Total current liabilities	18,744	20,503

Capital lease obligations, net of current portion	813	780
Deferred revenue, non-current	3,038	2,632

Total liabilities	22,595	23,915

Stockholders’ equity:
Common stock	2	2
Additional paid in capital	92,388	91,659
Deferred compensation	(1,948)	(2,311)
Accumulated other comprehensive income	164	83
Accumulated deficit	(21,031)	(23,515)

Total stockholders’ equity	69,575	65,918

Total liabilities and stockholders’ equity	$92,170	$89,833